UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On July 11, 2011, Leap Wireless International, Inc, or Leap, mailed the attached letter to its stockholders.
     Leap is filing materials contained in this Schedule 14A with the Securities and Exchange Commission, or SEC, in connection with its solicitation of proxies for the election of director nominees to its Board of Directors and four other proposals at its 2011 Annual Meeting of Stockholders. In connection with the solicitation of proxies, Leap has filed a definitive proxy statement and other relevant documents with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
     Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the proxy statement and other materials filed by Leap with the SEC.

July 11, 2011

Dear Fellow Stockholder:

YOUR VOTE IS IMPORTANT!

At the July 28th Annual Meeting of Stockholders, you will have an important opportunity to ensure your Company continues on its expanding path to success.

PLEASE VOTE “FOR” LEAP’S PROPOSALS USING THE ENCLOSED WHITE PROXY CARD TODAY

Your Board and management have built Leap into a leader in the prepaid wireless space and believe the Company is on the right trajectory to deliver significant value to stockholders. The actions we took in 2010, including the introduction of all-in pricing service plans, smartphone devices and nationwide service, have dramatically improved Leap’s operational performance, positioning the Company for improved financial results and increased stockholder value.

LEAP IS ON AN EXPANDING PATH TO SUCCESS

Leap has built a strong platform that is enabling the Company to deliver improved results. By the end of first quarter of 2011:

•	We had significantly lowered churn to among the best in prepaid wireless, with voice churn of 2.8%.

•	Smartphones and accompanying higher-priced service plans at $55/month comprised approximately 40% of our sales mix, with customer upgrades and migrations continuing at unprecedented rates.

•	Average revenue per user (ARPU) improved by over $1 over the fourth quarter, driven by adoption of smartphones and higher-revenue service plans, now near the highest in prepaid wireless.

We now have more customers who are staying with us longer, upgrading to better handsets and migrating to higher-revenue service plans. Clearly investors agree we are on the right track, as Leap’s stock is up more than 60% since August 4, 2010, after our new initiatives were presented at Leap’s Analyst Day.

We are confident that we have the right value proposition in place, the right management team to take advantage of the opportunities before us and the right product offerings to attract more customers and accelerate growth.

MOMENTUM IS CONTINUING

We have made great strides over the last several quarters and believe that our momentum is building. Our marketing efforts are resonating with customers and we are expanding our core demographic to target customers who appreciate the value we deliver. And our retail presence is growing as we expand our distribution footprint in both Cricket-branded and national retail locations.

We are also excited by the introduction of Muve Musictm, our unique, new music experience designed specifically for use on mobile phones, which recently gained its 100,000th new customer. Early positive customer feedback indicates Muve has strong customer appeal and we plan to offer the service through national retail channels, providing us with a truly differentiated product offering.

We are also focused on meeting future demand for data services. We are launching our own LTE (Long Term Evolution) network beginning this year, which we expect to supplement through roaming arrangements with others. Our move into LTE is being managed through a gradual ramp-up and phased to be in place when prices of LTE devices reach attractive, affordable levels for our customers. Our LTE strategy has received support from industry analysts, including Citadel, whose May 25, 2011 report stated:

“We believe that given the high [average sales prices] for LTE handsets coupled with the painfully slow smartphone experience of 1xRTT speeds, Metro finds itself between a rock and a hard place. Leap, on the other hand, might have found itself in a sweet spot, where it could take advantage of falling 3G handset prices and leverage smartphone growth (and the Android platform) to grow EBITDA and margins faster than consensus anticipates in 2012.”

LEAP’S BOARD AND MANAGEMENT TEAM ARE ALIGNED WITH STOCKHOLDER INTERESTS

Leap is led by an experienced and independent Board of Directors, committed to principles of good corporate governance. The Board has a wide-range of operational and financial expertise and is committed to Leap’s long-term success.

Leap’s Board has continually looked for opportunities to deliver increased value to stockholders. Indeed, as recently as 2010, Leap undertook a comprehensive review of strategic alternatives to build stockholder value. Leap’s Board appointed a special committee of independent directors to oversee the review, which initiated discussions with numerous parties regarding potential strategic opportunities. After concluding the review, Leap’s special committee and Board unanimously determined to pursue Leap’s current operational strategy — and that strategy is now yielding significant, positive results.

We recently announced the Board’s nomination of two new directors, Paula Kruger and Mark A. Leavitt, to replace two directors not standing for re-election. The Board believes that Ms. Kruger and Mr. Leavitt will make significant contributions to the Company at a time of unique opportunity and growth for us. In particular, Ms. Kruger’s expertise in retail will be highly relevant as the Company expands its national retail distribution in 2011 and 2012, and Mr. Leavitt’s strategic and finance background with growth companies in the telecommunications space will provide important perspective as Leap seeks to continue to grow our business and enhance stockholder value.

PENTWATER ONLY INTERESTED IN SHORT-TERM PROFITS
 — SIMPLY DISCARD ANY GOLD PROXY CARD YOU RECEIVE

You may have received a gold proxy card from Pentwater Capital Management LLC, which we urge you to simply discard. Leap welcomes stockholder input on all topics, including director nominations, but you should be aware that Pentwater has refused to comply with our bylaws and therefore its director nominations are not valid. Our bylaws, which are similar to bylaws of many other companies, are designed to provide fairness and transparency, giving stockholders the necessary information to fully evaluate nominees’ independence and qualifications. Pentwater’s nominations did not comply in critical respects, including by failing to disclose material information about relationships between the fund and their nominees. As such, shares voted for Pentwater nominees will not be counted at the Annual Meeting absent a contrary judgment by Delaware courts.

Pentwater is an opportunistic investor with no long-term commitment to Leap and interests that differ from other stockholders. As little as one year ago, Pentwater did not own any Leap shares. Since announcing its proxy fight, Pentwater has sold almost 40% of its position in Leap — even selling on the date they filed their initial proxy statement with the SEC. In addition, as recently as June 20, 2011, Pentwater had a short position covering more than 1.6 million shares of Leap stock, equal to approximately 67% of the 2.4 million of Leap shares they held.

Pentwater’s comments about Leap are misinformed and ignore the strong position we are in today, our solid recent operating performance and our prospects for continued improved performance through 2011 and beyond. In our view, Pentwater’s nominees do not have the same level of experience and expertise as the directors they are trying to replace and Pentwater does not have a clear strategy beyond what Leap already has underway. Instead, Pentwater appears to be interested only in short-term profit.

PLEASE SUPPORT YOUR COMPANY BY VOTING “FOR” LEAP’S PROPOSALS TODAY
USING THE ENCLOSED WHITE PROXY CARD TODAY

The Leap Board recommends that you vote “FOR” the slate of qualified Leap nominees named on the enclosed WHITE proxy card. Again, we urge you to simply discard any Gold proxy card sent to you by Pentwater or its affiliates.

We thank you for your continued support.

Very truly yours,

S. Douglas Hutcheson
President and Chief Executive Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
Stockholders Call Toll-Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Important
We urge you NOT to vote any Gold proxy card sent to you by Pentwater

Important Information
In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.

Forward-Looking Statements
This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings, future plans to transition to LTE networks and expected contributions from management and from our proposed slate of nominees to Leap’s Board of Directors and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•	the duration and severity of the current economic downturn in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product and service plan offerings, expand our retail distribution and execute effectively on our other strategic activities;

•	our ability to obtain and maintain roaming and wholesale services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting;

•	our ability to attract, integrate, motivate and retain an experienced workforce, including members of senior management;

•	future customer usage of our wireless services, which could exceed our expectations, and our ability to manage or increase network capacity to meet increasing customer demand;

•	our ability to acquire additional spectrum in the future at a reasonable cost or on a timely basis;

•	our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness;

•	our ability to effectively integrate, manage and operate our new joint venture in South Texas;

•	failure of our network or information technology systems to perform according to expectations and risks associated with the upgrade or transition of certain of those systems, including our customer billing system; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.

All forward-looking statements included in this letter should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Cricket Wireless, Cricket Clicks, Jump, Jump Mobile, Flex Bucket, Real Unlimited Unreal Savings and the Cricket “K” are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect, Cricket Nation, Cricket PAYGo, Muve, Muve Music, Muve Money, Cricket Crosswave, Seek Music, MyPerks, Cricket MyPerks and Cricket Wireless Internet Service. All other trademarks are the property of their respective owners.